Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1/Amendment #2 of our report dated March 23, 2018 with respect to the audited consolidated financial statements of CX Network Group, Inc. (formerly Chuangxiang Holdings, Inc.) for the years ended September 30, 2017 and 2016. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

August 16, 2018